Exhibit 99

CACI Reports Results for Its Fiscal 2019 Fourth Quarter and Full Year

Record fourth quarter revenue, up 17.4 percent

Record annual revenue, operating income, and cash from operations

Record contract awards for the fourth quarter and full year

Fiscal Year 2020 guidance reiterated

ARLINGTON, Va.--(BUSINESS WIRE)--August 14, 2019--CACI International Inc (NYSE: CACI), a leading information solutions and service provider to the federal government, announced results today for its fourth fiscal quarter and full year ended June 30, 2019.

CEO Commentary and Outlook

John Mengucci, CACI’s President and CEO, said, “We delivered strong performance across the company in Fiscal Year 2019, setting new records for revenue, operating profitability, operating cash flow, contract awards and funding, and year-end backlog. In addition, our results were within our stated range of one to four percent organic revenue growth above our addressable market and achieved our annual goal of 10 to 30 basis points of margin expansion. We also made several strategic and financially attractive acquisitions that further enhance our mission focus and market differentiation. Our winning strategy and record performance in FY19 positions CACI for continued success in Fiscal Year 2020 and beyond.”

Fourth Quarter Results as Reported

(in millions except per-share data)	Q4, FY19	Q4, FY18	% Change
Revenue	$1,373.9	$1,170.1	17.4%
Operating income	$81.1	$80.3	0.9%
Net income	$50.0	$51.8	-3.5%
Diluted earnings per share	$1.96	$2.05	-4.0%

Fourth Quarter Results Assuming Tax Reform was in Place for Fiscal 2018 (1)

(in millions except per-share data)	Q4, FY19	Q4, FY18	% Change
Revenue	$1,373.9	$1,170.1	17.4%
Operating income	$81.1	$80.3	0.9%
Net income assuming a full year of tax reform(1)	$50.0	$54.1	-7.5%
Diluted earnings per share assuming a full year of tax reform(1)	$1.96	$2.14	-8.1%
(1) See Reconciliation of FY18 Net Income to Non-GAAP Net Income Assuming a Full Year of Tax Reform on page 12.

Revenue for the fourth quarter of Fiscal Year 2019 (FY19) increased compared to the fourth quarter of Fiscal Year 2018 (FY18), driven by acquired revenue, new business wins, and on-contract growth. Higher operating income was due primarily to the same factors that drove revenue growth, partially offset by the previously-discussed timing of award fee revenue due to the adoption of the ASC 606 revenue recognition standard, as well as higher investments in employee benefits, internal research and development, and infrastructure. The decrease in net income was due to higher interest expense from increased debt levels associated with recent acquisitions. Fourth quarter FY19 net cash provided by operations excluding CACI’s Master Accounts Receivable Purchase Agreement (MARPA facility) was $109.9 million. For more details, see the reconciliation on page 10 of this release.

Additional Fourth Quarter Financial Metrics

	Q4, FY19	Q4, FY18	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)(1)	$108.9	$100.6	8.2%
Days sales outstanding(2)	64	60
(1) See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization on page 11.

(2) DSO calculation for Q4 FY19 excludes the impact of the Company’s accounts receivable purchase facility. Including the impact of the accounts receivable purchase facility, DSO was 54 days in Q4 FY19.

Fourth Quarter Awards and Contract Funding Orders

Our contract awards in the quarter were $3.7 billion, with 61 percent for new business, and $10.3 billion for the year, with 67 percent for new business. These awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:

  A seven-year, $880 million task order to provide IT and engineering services to the U.S. Army using CACI's Agile Solution Factory to develop software for the Army's personnel and force management systems.
  A five-year, $645 million task order to provide end-user support and IT services in support of U.S. European and African Commands.
  A seven-year, single-award IDIQ contract, with a ceiling value of $631 million, to provide Enterprise IT solutions and services to a customer in the Intelligence Community.
  A nearly-five-year, single-award IDIQ contract, with a ceiling value of more than $232 million, to provide high-level language training and cultural expertise to an Intelligence Community customer.
  A five-year, $63 million task order to help implement an electronic construction management system for the Naval Facilities Engineering Command.
  A prime position on a five-year, multiple-award IDIQ contract, with a ceiling value of $3 billion, to provide tactical communications and support services to the Department of Homeland Security and other federal agencies.

Contract funding orders in the fourth quarter were $1.4 billion and $5.8 billion for FY19, a 21 percent increase over FY18. Total backlog at June 30, 2019 was $16.9 billion compared with $11.3 billion at the end of FY18, an increase of 50 percent. Funded backlog at June 30, 2019 was $2.9 billion compared with $2.1 billion at the end of FY18, an increase of 36 percent.

Fourth Quarter Highlights

  CACI’s Board of Directors elected John Mengucci, previously the Company’s Chief Operating Officer, as President and Chief Executive Officer effective July 1, 2019, and to serve as a Board member. Mr. Mengucci succeeds Ken Asbury, who retired as CACI’s President and Chief Executive Officer and CACI Board member effective June 30, 2019.
  The National Association of Corporate Directors (NACD) recognized CACI Board member Michael Daniels as among the 2019 NACD Directorship 100, a list of the most influential leaders in the boardroom and corporate governance community.
  CACI is recognized as a Top Workplace in Baltimore, Colorado, Memphis, Oklahoma City, San Diego, South Carolina, and Tampa Bay, in addition to being named by The Washington Post as a Top Workplace in Washington, D.C. for the fifth consecutive year. The rankings are based on our employee feedback from third-party surveys evaluating CACI’s leadership, culture, and benefits.
  CACI named Lieutenant General Michael H. Shields, USA (Ret), as Senior Vice President of Advanced Technology for Mission Adoption, focusing on strategic planning to integrate advanced technologies and guiding the development of mission-ready solutions.
  VIQTORY Media upgraded CACI this year to a Gold-level Military-Friendly Employer, reflecting the high ratings earned by our military employee programs and initiatives. CACI has been recognized by VIQTORY Media for 12 consecutive years.

Twelve Months Results as Reported

(in millions except per-share data)	Twelve Months, FY19	Twelve Months, FY18	% Change
Revenue	$4,986.3	$4,467.9	11.6%
Operating income	$377.9	$340.7	10.9%
Net income	$265.6	$301.2	-11.8%
Diluted earnings per share	$10.46	$11.93	-12.3%

Twelve Months Results Assuming Tax Reform was in Place for Fiscal 2018 (1)

(in millions except per-share data)	Twelve Months, FY19	Twelve Months, FY18	% Change
Revenue	$4,986.3	$4,467.9	11.6%
Operating income	$377.9	$340.7	10.9%
Net income assuming a full year of tax reform(1)	$265.6	$232.2	14.4%
Diluted earnings per share assuming a full year of tax reform(1)	$10.46	$9.20	13.7%
(1) See Reconciliation of FY18 Net Income to Non-GAAP Net Income Assuming a Full Year of Tax Reform on page 12.

Revenue in FY19 increased compared to FY18 due primarily to acquired revenue, new business wins, and on-contract growth. Operating income increased primarily due to the same factors that drove revenue growth. The decrease in net income was due to the impact of the passage of tax reform legislation in FY18 partially offset by the factors noted above. Assuming a full-year impact of tax reform in FY18, net income increased more than 14%, driven by the factors noted above. For more details, see the reconciliation on page 12 of this release. Net cash provided by operations in FY19 excluding CACI’s MARPA facility was $362.8 million. For more details, see the reconciliation on page 10 of this release.

Additional Full Year Financial Metrics

	Twelve Months, FY19	Twelve Months, FY18	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)(1)	$464.7	$412.9	12.6%
(1) See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization on page 11.

CACI Reiterates FY20 Guidance

We are reiterating the FY20 guidance we issued on June 19, 2019. The table below summarizes our FY20 guidance and represents our views as of August 14, 2019.

(In millions except for earnings per share)	Current Fiscal Year 2020 Guidance
Revenue	$5,500 - $5,700
Net income	$295 - $315
Diluted earnings per share	$11.52 - $12.30
Diluted weighted average shares	25.6
Net cash provided by operating activities	at least $400

CACI Investor Day

CACI will host an Investor Day for investors and analysts on Tuesday, September 17, 2019 in New York City. During the event, members of CACI’s senior management team will discuss key attributes of the company’s business, as well as CACI’s strategy, financial performance, and other topics. For further information please contact Dan Leckburg, Senior Vice President, Investor Relations, at (703) 841-7666 or dleckburg@caci.com.

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, August 15, 2019 during which members of our senior management will be making a brief presentation focusing on fourth quarter results and operating trends followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/news/#upcomingevent at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune World’s Most Admired Company, CACI is a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index. CACI’s sustained commitment to ethics and integrity defines its corporate culture and drives its success. With approximately 22,000 employees worldwide, CACI provides dynamic career opportunities for military veterans and industry professionals to support the nation’s most critical missions. Join us! www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: legal, regulatory, and political change successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy; regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, or any legislation that amends or changes discretionary spending levels under that act; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	6/30/2019	6/30/2018	% Change	6/30/2019	6/30/2018	% Change
Revenue	$1,373,878	$1,170,086	17.4%	$4,986,341	$4,467,860	11.6%
Costs of revenue
Direct costs	906,420	783,326	15.7%	3,304,053	2,978,608	10.9%
Indirect costs and selling expenses	359,282	287,787	24.8%	1,218,544	1,076,356	13.2%
Depreciation and amortization	27,080	18,633	45.3%	85,877	72,196	18.9%
Total costs of revenue	1,292,782	1,089,746	18.6%	4,608,474	4,127,160	11.7%
Operating income	81,096	80,340	0.9%	377,867	340,700	10.9%
Interest expense and other, net	18,185	9,267	96.2%	49,958	42,036	18.8%
Income before income taxes	62,911	71,073	-11.5%	327,909	298,664	9.8%
Income tax expense (benefit)	12,881	19,242	-33.1%	62,305	(2,507)	-2585.2%
Net income	$50,030	$51,831	-3.5%	$265,604	$301,171	-11.8%

Basic earnings per share	$2.01	$2.10	-4.2%	$10.70	$12.23	-12.6%
Diluted earnings per share	$1.96	$2.05	-4.0%	$10.46	$11.93	-12.3%

Weighted average shares used in per share computations:
Basic	24,875	24,700		24,833	24,616
Diluted	25,472	25,331		25,395	25,255

Statement of Operations Data (Unaudited)
	Quarter Ended			Twelve Months Ended
	6/30/2019	6/30/2018	% Change	6/30/2019	6/30/2018	% Change
Operating income margin	5.9%	6.9%		7.6%	7.6%
Tax rate	20.5%	27.1%		19.0%	-0.8%
Net income margin	3.6%	4.4%		5.3%	6.7%

Adjusted EBITDA*	$108,876	$100,580	8.2%	$464,744	$412,906	12.6%
Adjusted EBITDA Margin	7.9%	8.6%		9.3%	9.2%

* See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization on page 11

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	6/30/2019	6/30/2018
ASSETS:
Current assets
Cash and cash equivalents	$72,028	$66,194
Accounts receivable, net	869,840	806,871
Prepaid expenses and other current assets	89,652	58,126
Total current assets	1,031,520	931,191

Goodwill and intangible assets, net	3,772,194	2,862,590
Property and equipment, net	149,676	101,140
Other long-term assets	133,453	139,285
Total assets	$5,086,843	$4,034,206

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$46,920	$46,920
Accounts payable	118,917	82,017
Accrued compensation and benefits	290,274	259,442
Other accrued expenses and current liabilities	235,611	150,602
Total current liabilities	691,722	538,981

Long-term debt, net of current portion	1,618,093	1,015,420
Other long-term liabilities	405,562	372,918
Total liabilities	2,715,377	1,927,319

Shareholders' equity	2,371,466	2,106,887
Total liabilities and shareholders' equity	$5,086,843	$4,034,206

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Twelve Months Ended
	6/30/2019	6/30/2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$265,604	$301,171
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	85,877	72,196
Amortization of deferred financing costs	2,406	4,061
Loss on extinguishment of debt	363	104
Loss on disposal of assets	70	989
Stock-based compensation expense	25,272	23,628
Deferred income taxes	(1,009)	(77,324)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	96,754	(42,575)
Prepaid expenses and other assets	(5,372)	(9,146)
Accounts payable and accrued expenses	70,692	1,097
Accrued compensation and benefits	8,387	13,544
Income taxes payable and receivable	1,119	6,090
Deferred rent	(538)	(183)
Long-term liabilities	5,672	27,808
Net cash provided by operating activities	555,297	321,460

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(47,902)	(41,594)
Purchases of businesses, net of cash acquired	(1,082,809)	(76,910)
Other	2,729	3,898
Net cash used in investing activities	(1,127,982)	(114,606)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) under credit facilities	599,903	(173,389)
Payment of contingent consideration	(616)	(11,553)
Proceeds from employee stock purchase plans	5,702	4,929
Repurchases of common stock	(5,838)	(5,138)
Payment of taxes for equity transactions	(19,595)	(21,365)
Net cash used in financing activities	579,556	(206,516)
Effect of exchange rate changes on cash and cash equivalents	(1,037)	317
Net increase in cash and cash equivalents	5,834	655
Cash and cash equivalents, beginning of period	66,194	65,539
Cash and cash equivalents, end of period	$72,028	$66,194

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2019		6/30/2018		$ Change	% Change
Department of Defense	$949,760	69.1%	$808,275	69.1%	$141,485	17.5%
Federal Civilian Agencies	365,190	26.6%	299,838	25.6%	65,352	21.8%
Commercial and other	58,928	4.3%	61,973	5.3%	(3,045)	-4.9%
Total	$1,373,878	100.0%	$1,170,086	100.0%	$203,792	17.4%

	Twelve Months Ended
(dollars in thousands)	6/30/2019		6/30/2018		$ Change	% Change
Department of Defense	$3,489,854	70.0%	$3,032,744	67.9%	$457,110	15.1%
Federal Civilian Agencies	1,263,681	25.3%	1,202,023	26.9%	61,658	5.1%
Commercial and other	232,806	4.7%	233,093	5.2%	(287)	-0.1%
Total	$4,986,341	100.0%	$4,467,860	100.0%	$518,481	11.6%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2019		6/30/2018		$ Change	% Change
Cost reimbursable	$761,088	55.4%	$614,523	52.5%	$146,565	23.9%
Fixed price	410,174	29.9%	364,015	31.1%	46,159	12.7%
Time and materials	202,616	14.7%	191,548	16.4%	11,068	5.8%
Total	$1,373,878	100.0%	$1,170,086	100.0%	$203,792	17.4%

	Twelve Months Ended
(dollars in thousands)	6/30/2019		6/30/2018		$ Change	% Change
Cost reimbursable	$2,764,291	55.4%	$2,276,589	51.0%	$487,702	21.4%
Fixed price	1,465,559	29.4%	1,455,167	32.6%	10,392	0.7%
Time and materials	756,491	15.2%	736,104	16.5%	20,387	2.8%
Total	$4,986,341	100.0%	$4,467,860	100.0%	$518,481	11.6%

Revenue Generated as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2019		6/30/2018		$ Change	% Change
Prime	$1,250,903	91.0%	$1,088,692	93.0%	$162,211	14.9%
Subcontractor	122,975	9.0%	81,394	7.0%	41,581	51.1%
Total	$1,373,878	100.0%	$1,170,086	100.0%	$203,792	17.4%

	Twelve Months Ended
(dollars in thousands)	6/30/2019		6/30/2018		$ Change	% Change
Prime	$4,586,330	92.0%	$4,165,195	93.2%	$421,135	10.1%
Subcontractor	400,011	8.0%	302,665	6.8%	97,346	32.2%
Total	$4,986,341	100.0%	$4,467,860	100.0%	$518,481	11.6%

Contract Awards Received (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2019	6/30/2018	$ Change	% Change
Contract Awards	$3,743,062	$1,542,652	$2,200,410	142.6%
	Twelve Months Ended
(dollars in thousands)	6/30/2019	6/30/2018	$ Change	% Change
Contract Awards	$10,255,414	$5,232,784	$5,022,630	96.0%

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2019	6/30/2018	$ Change	% Change
Contract Funding Orders	$1,418,718	$1,436,990	$(18,272)	-1.3%
	Twelve Months Ended
(dollars in thousands)	6/30/2019	6/30/2018	$ Change	% Change
Contract Funding Orders	$5,761,235	$4,759,087	$1,002,148	21.1%

Reconciliation of Net Cash Provided by Operating Activities to
Net Cash Provided by Operating Activities Excluding MARPA Facility
(Unaudited)

The Company defines net cash provided by operating activities excluding CACI’s Master Accounts Receivable Purchase Agreement (MARPA facility) as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude net cash received from CACI’s MARPA facility for the sale of certain designated eligible U.S. government receivables. Under the MARPA facility, the Company can sell eligible receivables, including certain billed and unbilled receivables up to a maximum amount of $200.0 million. The Company uses net cash provided by operating activities excluding MARPA facility to allow investors to more easily compare current period results to prior period results and to results of our peers. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(dollars in thousands)	Quarter Ended 6/30/2019	Twelve Months Ended 6/30/2019
Net cash provided by operating activities	$102,456	$555,297
Less:
Cash used (provided) by MARPA facility	7,473	(192,527)
Net cash provided by operating activities excluding MARPA facility	$109,929	$362,770

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA)
(Unaudited)

The Company views Adjusted EBITDA and Adjusted EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization, and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2019	6/30/2018	% Change	6/30/2019	6/30/2018	% Change
Net income	$50,030	$51,831	-3.5%	$265,604	$301,171	-11.8%
Plus:
Income taxes	12,881	19,242	-33.1%	62,305	(2,507)	-2585.2%
Interest income and expense, net	18,185	9,267	96.2%	49,958	42,036	18.8%
Depreciation and amortization	27,080	18,633	45.3%	85,877	72,196	18.9%
Earnout adjustments	700	1,607	-56.4%	1,000	10	9900.0%
Adjusted EBITDA	$108,876	$100,580	8.2%	$464,744	$412,906	12.6%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2019	6/30/2018	% Change	6/30/2019	6/30/2018	% Change
Revenue, as reported	$1,373,878	$1,170,086	17.4%	$4,986,341	$4,467,860	11.6%
Adjusted EBITDA	108,876	100,580	8.2%	464,744	412,906	12.6%
Adjusted EBITDA margin	7.9%	8.6%		9.3%	9.2%

Selected Financial Data (Continued)

Reconciliation of FY18 Net Income to Non-GAAP Net Income Assuming a
Full Year of Tax Reform
(Unaudited)

The Company views FY18 Non-GAAP Net Income Assuming a Full Year of Tax Reform, a non-GAAP measure, as an important indicator of performance, consistent with the manner in which management measures and forecasts the Company’s performance. FY18 Non-GAAP Net Income Assuming a Full Year of Tax Reform is defined as GAAP net income excluding (1) the one-time net benefit from Tax Reform consisting of the remeasurement of deferred taxes, partially offset by transition tax on cumulative foreign earnings, and including (2) the application of the new lower federal tax rate of 21% to all of FY18 as if the rate was in effect at that time. We believe that FY18 Non-GAAP Net Income Assuming a Full Year of Tax Reform is useful to investors as it allows investors to more easily compare FY19 results and guidance to FY18 results with a normalized tax rate. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Q1		Q2		Q3		Q4
	9/30/2017		12/31/2017		3/31/2018		6/30/2018
(Amounts in thousands, except per share amounts)	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income, as reported	$42,046	$1.67	$142,795	$5.66	$64,499	$2.56	$51,831	$2.05
Remeasurement of deferred taxes	-	-	(94,831)	(3.76)	-	-	(1,438)	(0.06)
Transition tax on foreign earnings	-	-	9,676	0.38	-	-	-	-
Impact of tax rate change for full year	4,853	0.19	2,347	0.10	6,737	0.26	3,716	0.15
FY18 Adjusted Net Income Assuming a Full Year of Tax Reform	$46,899	$1.86	$59,987	$2.38	$71,236	$2.82	$54,109	$2.14

	Three Months Ended		Six Months Ended		Nine Months Ended		Twelve Months Ended
	9/30/2017		12/31/2017		3/31/2018		6/30/2018
(Amounts in thousands, except per share amounts)	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income, as reported	$42,046	$1.67	$184,841	$7.33	$249,340	$9.88	$301,171	$11.93
Remeasurement of deferred taxes	-	-	(94,831)	(3.76)	$(94,831)	(3.76)	(96,269)	(3.81)
Transition tax on foreign earnings	-	-	9,676	0.38	9,676	0.38	9,676	0.38
Impact of tax rate change for full year	4,853	0.19	7,200	0.29	13,937	0.55	17,653	0.70
FY18 Adjusted Net Income Assuming a Full Year of Tax Reform	$46,899	$1.86	$106,886	$4.24	$178,122	$7.06	$232,231	$9.20

Note: Amounts may not add due to rounding

Contacts

Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com

Investor Relations:
Dan Leckburg, Senior Vice President, Investor Relations
(703) 841-7666, dleckburg@caci.com